SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT DATED MAY 1, 2021

BETWEEN

VICTORY PORTFOLIOS II AND VICTORY CAPITAL MANAGEMENT INC.

OPERATING EXPENSE LIMITS AS OF AUGUST 30, 2022

	Maximum
	Operating		Effective Date of
Fund/Class	Expense Limit	Date of Termination	Waiver
Victory US 500 Enhanced Volatility
Wtd Index Fund
Class A	0.99%	October 31, 2022	November 1, 2021
Class C	1.74%	October 31, 2022	November 1, 2021
Class I	0.74%	October 31, 2022	November 1, 2021

Victory Market Neutral Income Fund

Class A	0.75%	October 31, 2022	November 1, 2021
Class C	1.50%	October 31, 2022	November 1, 2021
Class I	0.40%	October 31, 2022	November 1, 2021
Member Class	0.55%	October 31, 2022	November 1, 2021

VictoryShares US 500 Volatility Wtd	0.35%	October 31, 2022	November 1, 2021
ETF

VictoryShares US Discovery	0.35%	October 31, 2022	November 1, 2021
Enhanced Volatility Wtd ETF
VictoryShares US 500 Enhanced	0.35%	October 31, 2022	November 1, 2021
Volatility Wtd ETF

VictoryShares Developed Enhanced	0.45%	October 31, 2022	November 1, 2021
Volatility Wtd ETF
VictoryShares US EQ Income	0.35%	October 31, 2022	November 1, 2021
Enhanced Volatility Wtd ETF

VictoryShares US Small Cap Volatility	0.35%	October 31, 2022	November 1, 2021
Wtd ETF

VictoryShares International Volatility	0.45%	October 31, 2022	November 1, 2021
Wtd ETF

VictoryShares US Large Cap High Div	0.35%	October 31, 2022	November 1, 2021
Volatility Wtd ETF

VictoryShares US Small Cap High Div	0.35%	October 31, 2022	November 1, 2021
Volatility Wtd ETF

VictoryShares International High Div	0.45%	October 31, 2022	November 1, 2021
Volatility Wtd ETF

(Maximum Operating Expense Limit excluding acquired fund fees and expenses and certain other items such as interest, taxes and brokerage commissions)

B-1

	Maximum
	Operating		Effective Date of
Fund/Class	Expense Limit	Date of Termination	Waiver
VictoryShares Emerging Market High	0.50%	October 31, 2022	November 1, 2021
Div Volatility Wtd ETF
VictoryShares Dividend Accelerator	0.35%	October 31, 2022	November 1, 2021
ETF

VictoryShares US Multi-Factor	0.35%	October 31, 2022	November 1, 2021
Minimum Volatility ETF

VictoryShares USAA Core	0.40%	October 31, 2022	November 1, 2021
Intermediate-Term Bond ETF

VictoryShares USAA Core Short-Term	0.35%	October 31, 2022	November 1, 2021
Bond ETF

VictoryShares Emerging Markets	0.45%	October 31, 2022	November 1, 2021
Value Momentum ETF*

VictoryShares International Value	0.35%	October 31, 2022	November 1, 2021
Momentum ETF*

VictoryShares US Small Cap Value	0.25%	October 31, 2022	November 1, 2021
Momentum ETF*

VictoryShares US Value Momentum	0.20%	October 31, 2022	November 1, 2021
ETF*

VictoryShares Nasdaq Next 50 ETF	0.18%	October 31, 2022	November 1, 2021

VictoryShares ESG Core Plus Bond	0.40%	October 31, 2022	June 1, 2021
ETF
VictoryShares ESG Corporate Bond	0.40%	October 31, 2022	June 1, 2021
ETF

VictoryShares THB Mid Cap ESG ETF	0.55%	October 31, 2022	June 1, 2021

VictoryShares WestEnd US Sector	0.34%	October 31, 2023	August 30, 2022
ETF**

*Pending Name Change Effective 11/1

**Pending Launch

(Maximum Operating Expense Limit excluding acquired fund fees and expenses and certain other items such as interest, taxes and brokerage commissions)

B-2